MOODY NATIONAL REIT II, INC. 8-K

EXHIBIT 10.7

PROMISSORY NOTE

$29,100,000.00	September 13, 2017

FOR VALUE RECEIVED, RI II MC-HOU, LLC, a Delaware limited liability company (“Maker”) promises to pay to the order of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company, (American National Insurance Company, its successors or assigns being hereinafter called “Noteholder”) the sum of TWENTY-NINE MILLION ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($29,100,000.00) or so much thereof as may be disbursed from time to time pursuant to that certain Construction Loan Agreement (the “Loan Agreement”) of even date herewith by and between Noteholder and Maker, together with interest on the outstanding principal balance hereof from the date of each advance hereunder until paid at the rate of five percent (5%) per annum (the “Contract Rate”).

The initial phase of the loan evidenced hereby (the “Interest Only Phase”) shall commence as of the date hereof and shall terminate on September 30, 2019. Commencing on October 1, 2017 and continuing on the first day of each and every calendar month thereafter through and including the payment due on October 1, 2019, Maker shall pay monthly installments of interest only, in arrears, at the Contract Rate on the principal balance hereof outstanding from time to time. Such monthly installments of interest only during the Interest Only Phase shall be calculated based on a three hundred sixty-five (365) or three hundred sixty-six (366) day year, as applicable.

On and after October 1, 2019, all interest shall be computed on the basis of a three hundred sixty (360) day year comprised of twelve (12) equal thirty (30) day months. Commencing on November 1, 2019, and continuing on the first day of each and every succeeding calendar month thereafter until the entire indebtedness shall have been fully paid, Maker shall pay equal monthly installments of principal and interest at the Contract Rate in the amount of ONE HUNDRED SEVENTY THOUSAND ONE HUNDRED Ill-MEN AND 70/100 DOLLARS ($170,115.70) each, or such lesser monthly amount necessary to amortize the outstanding principal balance of the Note on the last day of the Interest Only Phase over a twenty-five (25) year period at the Contract Rate.

Maker understands that the monthly installments of interest and principal on this Note referred to above are based upon a hypothetical twenty-five (25) year amortization; that such installments will not amortize fully the principal balance by the Scheduled Maturity Date; that the final installment will be a “balloon” payment; and that Noteholder has no obligation to refinance such “balloon” payment.

As monthly installments are paid, they are to be applied first to the payment of interest accrued on the entire amount of said indebtedness unpaid at the time of said payment, and the balance, if any, shall be applied to the payment of principal.

This Note shall mature on October 1, 2024 (the “Scheduled Maturity Date”). Notwithstanding anything to the contrary contained in this Note, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon computed as aforesaid and any other sums due hereunder shall become due and payable, without offset and without further notice, on the Scheduled Maturity Date.

Both principal and interest are payable at the office of American National Insurance Company, in the Mortgage and Real Estate Investment Department, 2525 South Shore Blvd., Suite 207, League City, Texas 77573 or at such place as Noteholder may from time to time designate in writing.

Maker acknowledges and agrees that (i) the monthly installments described above are based on the Contract Rate; and (ii) Noteholder may, but is not obligated to, recalculate the monthly installments due under this Note based upon a change in interest rate resulting from the calculation of interest at the Default Rate (as defined below) as provided in this Note, and Maker shall pay any such recalculated monthly installment amounts.

This Note is given for a loan of $29,100,000.00 and is secured by a Deed of Trust, Security Agreement and Financing Statement (as amended, the “Deed of Trust”) of even date herewith from Maker to Darryl H. Levy, Trustee, on the property (the “Mortgaged Property”) described in Exhibit A attached hereto and made a part hereof. This Note, the Deed of Trust, the Loan Agreement, that certain Absolute, Unconditional Payment Guaranty (the “Payment Guaranty”) executed of even date herewith by Brett C. Moody (the “Guarantor”) in favor of Noteholder, that certain Absolute, Unconditional Completion Guaranty (the “Completion Guaranty”) executed of even date herewith by Guarantor in favor of Noteholder and any and all other documents securing, evidencing or relating to the Note are sometimes individually referred to as a “Loan Document” and collectively as “Loan Documents”. The Payment Guaranty and the Completion Guaranty are individually and collectively referred to as the “Guaranty”.

It is expressly agreed that if (a) Maker shall be in default in the payment when due of any principal, interest or installment of principal and interest or any other sums due and payable pursuant to the terms, conditions, covenants, agreements, of this Note or any Loan Documents; (b) Maker shall be in default under the other terms, conditions, covenants, agreements, representations or warranties contained in this Note or any other Loan Document, and such default shall continue beyond any applicable cure period provided herein or therein; or (c) any Maker, or any drawer, acceptor, endorser, guarantor, surety or accommodation party or other person liable upon or for the payment of the indebtedness evidenced by this Note and/or for the performance of the landlord’s obligations pursuant to any lease on any portion of the Mortgaged Property (each hereinafter called “Other Liable Party” or “Other Liable Parties”) (i) admits in writing its inability to pay its debts generally as they become due, (ii) files a petition in bankruptcy as a Debtor or seeking reorganization or an arrangement or otherwise to take advantage of any state or federal bankruptcy or insolvency law, (iii) makes an assignment for the benefit of creditors, (iv) files a petition for or consents to the appointment of a receiver of any of its assets or a part thereof, (v) without its consent, a petition in bankruptcy is filed against it, or an order, decree or judgment is entered by a court of competent jurisdiction appointing a receiver over its property, or approving a petition filed against it seeking a reorganization or an arrangement of it under any bankruptcy or insolvency law, and such petition, order, decree or judgment is not vacated, set aside or stayed within ninety (90) days from the date of entry, (vi) dissolves, or its existence as a legal entity terminates, other than any Permitted Transfer, as such term is defined in the Deed of Trust, (vii) is a party to any merger or consolidation, other than any Permitted Transfer, is the subject of any transaction known as or similar to a leveraged buy-out or is involved in any material corporate restructuring, however designated, then Noteholder, in any of such events, shall have the right and option, without notice or demand, to accelerate the maturity of this Note and declare the entire unpaid balance of this Note, both outstanding principal and accrued but unpaid interest, immediately due and payable and/or may enforce such other rights as are available to Noteholder under the terms and conditions of any Loan Document or otherwise available at law or in equity. Upon such acceleration by Noteholder in the event of default as aforesaid, whether such event of default be voluntary or involuntary, Maker specifically agrees that Noteholder shall be entitled to collect the prepayment fee when due as hereafter provided in addition to the balance of indebtedness due under this Note. All rights and remedies available to Noteholder shall be cumulative and not exclusive, failure to exercise any of such rights upon default shall not constitute a waiver of the right to exercise any of them at any time, and the exercise or beginning to exercise of any one of such rights and remedies shall not preclude the simultaneous or later exercise of any or all of such rights and remedies.

Maker hereby agrees to pay all expenses incurred, including, but not limited to, reasonable attorney’s fees if this Note is placed in the hands of an attorney for collection or if this Note is collected through probate, bankruptcy or other judicial proceedings.

Prior to default hereon, unpaid principal shall bear interest from the date hereof at the Contract Rate hereinabove provided. From and after any default and continuing so long as Noteholder has not agreed in writing to a waiver or cure of such default, all unpaid principal (whether or not overdue) and unpaid interest shall bear interest at the lesser of the Maximum Nonusurious Rate (as hereinafter defined), or seventeen percent (17%) (hereinafter referred to as the “Default Rate”), whether or not Noteholder has exercised its option to accelerate the maturity of this Note and to declare the entire unpaid principal indebtedness and accrued interest due and payable. Provided, however, at any time after the tenth (10th) day a delinquent payment is due but has not been received by Noteholder, Noteholder, in its sole and absolute discretion, may elect to charge a rate of interest or impose a delinquency charge which is less than the amount which would result from applying the Default Rate provided for in the preceding sentence, but any such delinquency charge for any delinquent installment or other amount shall not exceed five percent (5%) of such delinquent installment or amount, as applicable. Any such election by Noteholder to charge such lesser amount shall not constitute a waiver of Noteholder' s right to impose the Default Rate during the existence of any future defaults.

In the event of default hereunder and following acceleration of maturity by Noteholder as aforesaid, a tender of payment of the amount necessary to satisfy the entire indebtedness evidenced by this Note or secured by the aforementioned liens made at any time prior to a foreclosure sale shall be deemed to constitute an attempted evasion by Maker of the following restrictions on the right of prepayment and shall be deemed a voluntary prepayment hereunder, and such payment must therefore include a prepayment fee equal to the lesser of (a) the prepayment fee provided for in the next succeeding paragraph, or if no fee is provided, 8% on the then outstanding principal balance, or (b) the maximum amount, which when added to all other interest charged, paid or contracted for hereunder, would not exceed the Maximum Nonusurious Rate for this loan.

This Note shall not be prepayable in whole or in part prior to November 1, 2021. Maker reserves the privilege of paying this Note in full (but not in part) on or after November 1, 2021, on at least thirty days but not more than ninety days prior written notice; provided, however, that in addition to the principal and accrued interest payable upon any such prepayment, Maker agrees and promises to pay an amount equal to a percentage of the principal remaining unpaid on the interest payment date next preceding such prepayment according to the following schedule: 3% during the period from November 1, 2021 through October 31, 2022, 2% during the period from November 1, 2022 through October 31, 2023, 1% beginning on November 1, 2023, and thereafter until the loan is paid in full; provided, further, that no premium shall be due on payments made within one hundred and twenty (120) days of the Scheduled Maturity Date or as a result of the application of insurance or condemnation proceeds to the repayment of the indebtedness due under this Note.

Except as otherwise expressly provided in the Deed of Trust with respect to notice of default, Maker hereof, and all Other Liable Parties, jointly and severally waive presentment for payment, protest and demand, notice of non-payment, protest, notice of protest, notice of acceleration, notice of the intent to accelerate, the filing of suit, and diligence in collecting this Note or enforcing any of the security herefor, and agree to the substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, and further agree that it will not be necessary for the holder hereof, in order to enforce payment of this Note by it, to first institute suit or exhaust its remedies against Maker or any Other Liable Party, or to enforce its rights against any security herefor, and consent to any one or more rearrangements, modifications, extensions or postponements of the time, amount or manner of payment of this Note on any terms or any other indulgences with respect thereto, without notice thereof to any of them and without discharging or reducing any of their liability hereunder. Noteholder may transfer this Note, and the rights and privileges of Noteholder under this Note shall inure to the benefit of Noteholder’s successors, and assigns.

This Note shall be governed by and construed in accordance with Texas law and applicable federal law. It is the intention of Noteholder and Maker that this Note and all provisions hereof and of all other Loan Documents conform in all respects to the laws of the State of Texas and applicable federal law pertaining to usury. Notwithstanding any provision in this Note or in any other Loan Documents to the contrary, it is expressly provided that in no case or event should the aggregate amounts, which by applicable law are deemed to be interest with respect to this Note or any other Loan Documents ever exceed the “Maximum Nonusurious Rate” (as defined below). In this connection, it is expressly stipulated and agreed that it is the intention of Noteholder and Maker to contract in strict compliance with applicable usury laws of the State of Texas and/or of the United States (whichever permits the higher rate of interest) from time to time in effect. Nothing in this Note or other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Nonusurious Rate. If under any circumstances the aggregate amounts contracted for, charged or paid with respect to this Note, whether by fulfillment of any provision hereof or of any mortgage, deed of trust, loan agreement or other document now or hereafter securing, evidencing or relating to the indebtedness evidenced hereby, which by applicable law are deemed to be interest, would produce an interest rate greater than the Maximum Nonusurious Rate, Maker and any other person obligated to pay this Note, stipulates that the amounts will be deemed to have been paid, charged or contracted for as a result of an error on the part of Maker, any other person obligated for the payment of this Note and Noteholder and upon discovery of the error or upon notice thereof from Maker or the party making such payment, Noteholder or the party receiving such excess payment shall, at its option, refund the amount of such excess payment or credit the excess payment against any other amount due under this Note. In addition, all sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of monies shall be, to the extent perniitted by applicable law, amortized, prorated, allocated and spread through the full stated term of this Note so that the amount of interest on account of the indebtedness evidenced hereby does not exceed the maximum permitted by law. The provisions of this paragraph shall control all existing and future agreements between Maker and Noteholder. At all times, if any, as Title Four of the Texas Finance Code shall establish the maximum nonusurious rate, the “Maximum Nonusurious Rate” shall be the highest permitted rate based upon the “weekly ceiling” (as defined in Title Four of the Texas Finance Code) from time to time in effect; but Noteholder may from time to time, as to current or future balances, implement, withdraw, and reinstate any ceiling under such Title as an alternative, including the right to reinstate the weekly ceiling, or revise the index, formula or the provisions of law used to compute the Maximum Nonusurious Rate by notice to Maker, if and to the extent permitted by and in the manner in, such Title. If the Maximum Nonusurious Rate is increased or removed by statute or other governmental action subsequent to the date of this Note, then the new Maximum Nonusurious Rate, if any, will be applicable to this Note from the effective date of the new Maximum Nonusurious Rate, unless such application is precluded by the statute or governmental action or by the general law of the jurisdiction governing this Note. As a condition precedent to any claim seeking usury penalties against Noteholder, Maker shall provide written notice to Noteholder advising Noteholder in reasonable detail of the nature and amount of the violation, and Noteholder shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest in Maker or crediting such excess interest against the indebtedness then owing by Maker to such Noteholder.

Maker warrants and represents to Noteholder and all holders of the indebtedness evidenced hereby, that (i) all loans evidenced by this Note shall be “business loans” as that term is used in the Depository Institutions Deregulatory and Monetary Control Act of 1980, as amended, (ii) that this transaction is specifically exempt under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System, and Title I and Title V of the Consumer Credit Protection Act, and (iii) that such loans are for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use as such terms are used in the Texas Credit Code and/or the Texas Finance Code.

Without limiting in any way the obligations of Guarantor under the Guaranty and except as otherwise specifically provided below, in the event of a default in the payment of this Note by Maker, or any other default under any other Loan Document, after Completion, Noteholder’ s sole recourse against Maker shall be against the Mortgaged Property described in the Deed of Trust securing this Note, and Noteholder shall not be entitled to recover any deficiency judgment against Maker if the foreclosure or recovery of such Mortgaged Property is not sufficient to pay the amount owed by Maker hereunder. Notwithstanding the foregoing limitation of liability, Maker shall be fully liable (a) for fraud or material misrepresentation made in or in connection with this Note or any other Loan Document or the apparent purpose of which is to deprive Noteholder of the security for this Note; (b) for failure to pay taxes, assessments, charges for labor or materials or any other charges which can create liens on any portion of the Mortgaged Property (less any money held by Noteholder in an escrow account established as a reserve for such payment); (c) for the misapplication of (i) proceeds of insurance covering any portion of the Mortgaged Property, or (ii) proceeds of the sale or condemnation of any portion of the Mortgaged Property; (d) for failure to maintain, repair or restore the Mortgaged Property in accordance with any Loan Document (less any money held by Noteholder in an escrow account established as a reserve for such payment); (e) for any act or omission knowingly or intentionally committed or permitted by Maker which results in the waste, damage or destruction to the Mortgaged Property, but only to the extent such events are not covered by insurance proceeds which are received by Noteholder; (f) for the return to Noteholder of all unearned advance rentals and security deposits paid by tenants of the Mortgaged Property or any guarantors of the leases of such tenants which are not rightfully refunded to or which are forfeited by such tenants or guarantors; (g) for the return of, or reimbursement for, all personal property taken from the Mortgaged Property by or on behalf of Maker except as expressly permitted in the Deed of Trust; (h) for any liability of Maker pursuant to the provision contained in the Deed of Trust pertaining to hazardous or toxic materials or substances; (i) for any liability of Maker pursuant to the Closing Certificate executed by Maker in favor of Noteholder on or about the date hereof or Certificate and Indemnity Regarding Hazardous Substances executed by Maker and delivered to Noteholder in connection with the indebtedness evidenced by this Note; (j) for any delay after a default which is not cured, in deeding over the Mortgaged Property to Noteholder or failure to cooperate in a consensual foreclosure within 90 days of Noteholder’ s request; (k) for failure to maintain or alter the Mortgaged Property in compliance with the Americans with Disabilities Act of 1990, as it may be amended from time to time; and (1) for all court costs and reasonable attorneys' fees incurred in connection with the enforcement of one or more of the above subparagraphs (a) through (k), inclusive.

Time is of the essence of this Note. This Note shall be interpreted, construed and enforced in accordance with the internal laws of the State of Texas, without regard to Texas law with respect to conflict of laws. Where the context so requires references to any gender shall include the others and references to the singular shall include the plural and vice versa. If any term, covenant, condition, agreement, representation or warranty of the Note or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term, covenant, condition, agreement, representation or warranty to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition, agreement, representation or warranty of this Note shall be valid and enforced to the fullest extent permitted by law.

[REMAINDER OF PAGE INTENTIONALLY RESERVED]

MAKER:

RI II MC-HOU, LLC,
a Delaware limited liability company

By:	/s/ Brett C. Moody
Name: Brett C. Moody
Title: President

Signature Page to Promissory Note

EXHIBIT A

Mortgaged Property

Unrestricted Reserve “A”, in Block 1, of RESIDENCE INN MEDICAL CENTER, in Harris County, Texas, according to the map or plat thereof, recorded under Film Code No. 674452, of the Map Records of Harris County, Texas.

Exhibit A to Promissory Note